EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-118757, 333-167298, 333-176115, 333-190110, 333-198042, 333-206278, 333-219789, 333-232949, and 333-289227) on Form S-8 and (No. 333-239361) on Form S-3 of our report dated February 23, 2026, with respect to the consolidated financial statements of The Cheesecake Factory Incorporated and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Los Angeles, California
February 23, 2026